EXHIBIT 10.23

            [Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.]


December 4, 1996


Ms. Joyce Freedman
ModaCAD, Inc.
1954 Cotner Avenue
Los Angeles, CA 90025

RE:         Investment Banking Consulting Agreement

Dear Ms. Freedman:

            This will confirm the arrangements, terms and conditions pursuant to which Shamrock Partners, Ltd. (the "Consultant") has been retained to serve as a financial consultant and advisor to ModaCAD, Inc. (the "Company"), on a nonexclusive basis for a period of ** commencing December 4, 1996, and **. The undersigned hereby agrees to the following terms and conditions:

1. Duties of Consultant. Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time:

            a. Consulting Services. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto. This Agreement is not a contract for listing services; however, nothing in this agreement will prohibit Shamrock from listing or making a market in the Company's securities in the OTC markets, which markets might include the NASDAQ Small-Cap Market.

            b. Financing. Consultant will assist and represent the Company in obtaining both short and long-term financing, if requested by the Company. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

            c. Wall Street Liaison. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

            The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine. Consultant shall, however, keep the Company fully advised on a current basis as to services being performed and, upon request by the Company, shall refrain from or discontinue performance of any service which may be specified by the Company.


2. Term. This Agreement shall continue for a period of ** from the date hereof (the "Full Term").

3. Compensation. As compensation for Consultant's services hereunder, the Company agrees to grant to Consultant a Warrant to purchase 250,000 shares of Common Stock (the "Stock"), at an exercise price of $5.00 per share, which is the closing price of such Stock on the date of this Agreement. The term of such Warrant shall be three years (3) from the date of this Agreement, and shall be in the form attached hereto as Exhibit A.


4. Available Time. Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement. If at any time the Company believes that Consultant is failing to perform its obligations under this Agreement or is not devoting sufficient time to such performance, the Company shall notify Consultant in writing of such belief, which notice shall specify the details underlying such belief. The parties shall attempt in good faith to resolve any differences of opinion with respect thereto in the soonest practicable time.

5. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereafter be expressly agreed upon in writing, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

6. Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known. The terms of this Section 6 shall survive the termination or expiration of this Agreement.

7. Assignment. This Agreement shall not be assignable by any party ** to related parties without prior notification to the Company. **

8. Compliance with Laws. In performing services for the Company pursuant to this Agreement, Consultant shall comply with all applicable laws, including, but not limited to, federal and state securities laws. Consultant represents and warrants to the Company that Consultant has, or shall obtain prior to any performance of services hereunder, any and all licenses, registrations and permits necessary for the performance of Consultant's services pursuant to this Agreement.

9. Cross Indemnification. Both the Consultant and the Company agree to indemnify, and hold harmless each other, their officers, directors, employees, agents and shareholders from and against any and all claims, losses, damages, costs (including reasonable attorneys' fees and costs) and expenses arising directly or indirectly from services and information provided under the terms of this Agreement, or any breach of agreements or representations set forth herein. The covenants, agreements and terms set forth in this Section 8 shall survive termination or expiration of this Agreement.

10. Termination. The Company shall have the right to terminate this Agreement at any time, for any reason. In any event, the Consultant will at all times be **.

Agreed upon this 4th day of December, 1996.


MODACAD, INC.                                 SHAMROCK PARTNERS, LTD.

/s/ Joyce Freedman                            /s/ James T. Kelly
-----------------------------------           ----------------------------
Ms. Joyce Freedman, President                 James T. Kelly, President

EXHIBIT A

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                              WARRANTS TO PURCHASE
                       250,000 SHARES OF COMMON STOCK OF


                                  MODACAD, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                          Void after December __, 1999


            THE WARRANTS evidenced by this certificate have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


            THIS CERTIFICATE evidences the right of Shamrock Partners, Ltd. ("Holder") to purchase, for the Warrant Price (as defined below), 250,000 shares of Common Stock (the "Shares"), of ModaCAD, Inc., a California corporation (the "Company"), subject to the terms and conditions hereinafter set forth.



1. Term of Warrants. The Warrants may be exercised only during the period commencing December __, 1996 and ending December __, 1999 (the "Warrant Term"), and may be exercised only in accordance with the terms and conditions hereinafter set forth.


2.          Exercise of Warrants.

            (a) Right to Exercise. The Warrants shall vest and become exercisable upon commencement of the Warrant Term and may be exercised in whole or in part at any time or from time to time during the Warrant Term.

            (b) Method of Exercise; Payment; Issuance of New Warrants. The Warrants may be exercised by Holder, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by certified or cashier's check of the Warrant Price. Each Warrant shall be exercisable for one Share of Common Stock. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to Holder within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to Holder within such time. All such new certificates shall be dated the date hereof and shall be identical to this Certificate except as to the number of Shares issuable pursuant thereto. The Company shall pay all documentary, stamp or other transactional taxes (other than transfer taxes) attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of the Warrants.

            (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

3. Stock Fully Paid; Reservations of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of shares of the Company's Common Stock as are issuable upon the exercise of the Warrants.

4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to Holder, at the last address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase. Notwithstanding anything in this Section 4(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect and those Warrants which are unexercised shall expire on the completion of such Reorganization if upon the completion of any such Reorganization the shareholders of the Company immediately prior to such event do not own at least 50% of the equity interest of the entity resulting from such Reorganization, the notice required by Section 4(e) hereof has been duly given and the Warrants were fully exercisable at the time such notice was provided.

            (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

            (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

                        (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

                        (ii)        Distribution of Assets, Securities, etc.
Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, Holder shall, upon the exercise of the Warrants, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

            (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of such Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

            (e)         Notice.  In case at any time:

                        (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

                        (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                        (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                        (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of the Company.

            (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Shares and Additional Warrants purchasable on its exercise. The Warrant Price or the number of Shares and Additional Warrants shall be considered to have been so changed as of the close of business on the date of adjustment.

5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

6. Restrictions on Transfer. The Warrants are restricted from sale, transfer, assignment or hypothecation by operation of law. The Warrants have not been registered under the Act or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Act and under any applicable state securities law, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available. The Holder understands that because the Warrants are not registered, the Holder must hold the Warrants indefinitely unless they are registered under the Act and any applicable state securities laws or must obtain exemptions from registration. The Holder represents and warrants that the Holder is purchasing the Warrants for his own account for investment and not with the view to distribution, assignment, resale or other transfer of the Warrants. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Warrants.

7. No Rights as Shareholder. Holder, as holder of the Warrants, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

8.          Definitions.  As used in this Certificate:

            (a) "Warrants" shall mean the rights evidenced by this Certificate.


            (b)         "Warrant Price" shall mean $_______ per share.


9. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company at ModaCAD, Inc., 1954 Cotner Avenue, Los Angeles, California 90025, and if to Holder at 111 Veterans Square, 3rd Floor, Media, Pennsylvania 19063. The Company and Holder may change such address at any time or times by notice hereunder to the other.

10. Amendments; Waivers, Terminations, Governing Law; Headings. The Warrants and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The Warrants shall be governed by and construed and interpreted in accordance with the laws of the State of California. The headings in this Certificate are for convenience of reference only and are not part of the Warrants.

              Dated as of December __, 1996.

                                        MODACAD, INC.


                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

Attest:

MODACAD, INC.

SUBSCRIPTION FORM

(To be completed and signed only upon exercise of the Warrants)

TO:         ModaCAD, Inc.
            1954 Cotner Avenue
            Los Angeles, CA 90025

            Attention:  Secretary

            The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and to purchase * shares of ModaCAD, Inc. Common Stock, pursuant to the terms and conditions of the Warrants, and herewith tenders a check in the amount of $_________ in full payment of the purchase price for such shares and warrants, and requests that the certificate(s) for such shares and warrants be issued in the name of and delivered to:

(Please print name and address)


                                    ____________________________________

                                    ____________________________________

                                    ____________________________________

                                    ____________________________________


Dated: __________________               SHAMROCK PARTNERS, LTD.


                                             By:_________________________

                                             Name:______________________

                                             Title:_______________________



            *Insert here the number of shares called for on the face of the Warrants (or in the case of partial exercise, that portion as to which the Warrants are being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.